News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Robert Goocher, (812) 491-4080, rgoocher@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

May 6, 2015

Vectren Corporation Reports Strong First Quarter 2015 Results;
Results on Track and Guidance Affirmed

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported first quarter 2015 net income of $57.0 million, or $0.69 per share, compared to net income of $51.2 million, or $0.62 per share, in the first quarter of 2014.

Excluding the impact of operating losses attributable to the company's wholly owned coal mining subsidiary, Vectren Fuels, consolidated net income for the first quarter of 2014 was $52.3 million, or $0.63 per share. The company sold Vectren Fuels in August 2014.

Summary and highlights of results

•	Utility earnings were $63.0 million, or $0.76 per share, in the first quarter of 2015, compared to $61.3 million, or $0.74 per share, in 2014.

•	Nonutility Group losses were ($5.9) million, or ($0.07) per share, in the first quarter of 2015. The first quarter loss in 2014 was ($8.6) million, or ($0.11) per share, excluding Coal Mining results.

“We are very pleased with our first quarter results, and they are slightly ahead of our expectations. The utility group results reflect the continued ramp up of our gas infrastructure investment program,” said Carl Chapman, Vectren’s chairman, president and CEO. “Though the nonutility results reflect the typical seasonal loss at the Infrastructure Services business, they are much improved over last year. The Energy Services business, as expected, was about break even compared to last year, as focus remains on ways to improve the contract signing process. We continue to see significant demand in both of these infrastructure related businesses, and we are well positioned to capitalize on that demand.”

2015 earnings guidance

The company affirms its 2015 consolidated earnings guidance of $2.40 to $2.55 per share. The company continues to expect 2015 Utility Group earnings to be within a range of $1.85 to $1.95 per share and the Nonutility Group earnings to be in a range of $0.55 to $0.65 per share.

Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in earnings for 2015 significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements."

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Gas Utility Services segment provides natural gas distribution and transportation services to nearly two-thirds of Indiana and west-central Ohio. The Electric Utility Services segment provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations. The Utility Group also earns a return on shared assets, such as customer billing systems and the customer contact center, used by the company’s utility operations.

For the three months ended March 31, 2015, the Utility Group earnings were $63.0 million, compared to $61.3 million in 2014. The increase relates primarily to increases in gas utility margin from returns on the Indiana and Ohio infrastructure replacement programs.

Gas Utility Services
The Gas Utility Services operating segment earned $40.4 million during the first quarter of 2015, compared to earnings of $38.3 million in 2014. The improved results in 2015 were due to an increase in customer margin from the return on the Indiana and Ohio infrastructure replacement programs as the investment in those programs continues to ramp up and from small customer growth.

Following is more detailed information related to the earnings from Gas Utility Services for the quarter ended March 31, 2015. Identified items are presented after the impact of income taxes.

(millions)	Quarter End
2014 Gas Utility Earnings	$38.3

Gas infrastructure replacement programs	1.8
Customer growth & usage	0.4
All other	(0.1)
2.1

2015 Gas Utility Earnings	$40.4

Electric Utility Services
The Electric Utility Services operating segment earned $19.2 million in the three months ended March 31, 2015, compared to $19.3 million in the first quarter of 2014. Earnings in 2015 were favorably impacted by increased large customer usage in addition to margin from the company’s lost revenue recovery mechanism related to electric conservation programs. Quarter over quarter, small customer margin was somewhat lower as heating degree days in the first quarter of 2015 were 105 percent of normal compared to the colder 2014 winter which was 108 percent of normal. Electric results are not protected by weather normalizing mechanisms. Results also reflect a decrease in wholesale margin, which had an unfavorable earnings impact of $0.9 million due to lower market pricing and a resulting decrease in volumes sold.

Following is more detailed information related to the earnings from Electric Utility Services for the quarter ended March 31, 2015. Identified items are presented after the impact of income taxes.

(millions)	Quarter End
2014 Electric Utility Earnings	$19.3

Weather impact on small customer usage	(0.5)
Large customer usage	0.4
Lost revenue adjustment mechanism (LRAM)	0.4
Wholesale margin	(0.9)
All other	0.5
(0.1)

2015 Electric Utility Earnings	$19.2

Other Operations
The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and the customer contact center, as examples. In the first quarter of 2015, earnings from these operations were $3.4 million, compared to $3.7 million in the first quarter of 2014.

Nonutility Group discussion

All amounts included in this section are after tax. Results reported by business group are net of Nonutility Group corporate expense.

In the first quarter of 2015, the Nonutility Group results were a loss of ($5.9) million, compared to a loss of ($9.7) million in 2014. Excluding the results from Coal Mining in 2014, the Nonutility Group's losses were ($8.6) million in 2014.

Infrastructure Services
Infrastructure Services provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the quarter ended March 31, 2015, were losses of ($2.6) million, compared to losses of ($5.3) million in the first quarter of 2014. Results in the first quarter of 2015 were improved as 2014 reflected the inability of crews to complete their work as planned because of the harsher winter weather. Backlog at March 31, 2015, was $610 million. This compares to $625 million at Dec. 31, 2014, which included significant station work that is now complete. Revenues during the first quarter of 2015 were a record $176.9 million, compared to revenues of $123.0 million for the same period in 2014. Demand continues to be strong as evidenced by increased revenue and a significant backlog.

Construction activity remains strong as utilities, municipalities and pipeline operators replace aging natural gas and oil pipelines and related infrastructure and as pipeline operators construct new pipelines due to the continued significant demand for shale gas and oil infrastructure. The recent drop in oil prices has not had, and is not expected to have, a significant impact on Infrastructure Services' operations in 2015 due to the project mix and the continued projected strong demand. Further, oil production cuts have been predominately related to the drilling of new wells and as such, pipelines are still being built for producing wells. While the drop in oil prices could have greater impact in 2016 if prices do not continue to rebound, the mix of activity is favorable and the long-term trends are good.

On May 6, 2015, Miller Pipeline, a wholly owned subsidiary of the company, acquired A & B Trenching Co., Inc. in a strategic move to expand its markets and strengthen its position as a leader in the underground construction industry. This transaction marks Miller Pipeline’s sixth acquisition within a ten-year time period and reinforces its geographic resources encompassing 26 states. The acquired company, North Carolina-based A & B Trenching Co., Inc., has been in operation since 1985 as a specialty contractor focusing on distribution pipeline construction and maintenance, directional boring and fabrication services.

Energy Services
Energy Services provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Energy Services’ results in the first quarter of 2015 were comparable to first quarter 2014, with losses of ($3.1) million and ($3.0) million, respectively.

The results in the first quarter of 2015 reflect the continued delay in closing awarded projects. However, focused efforts to improve the contract award-to-signing process continue. At March 31, 2015, the performance contracting backlog of signed contracts remains strong at $161 million, compared to $144 million on Dec. 31, 2014.

The company's long-term view of the performance contracting and sustainable infrastructure opportunities remains positive as the national focus on energy conservation, renewable energy, and sustainability continues to grow given the expected rise in power prices across the country and customer focus on efficiency. Expected activity in the federal sector, as well as positive indications in the public sector and sustainable infrastructure business, is reflected in the increased backlog and sales funnel.

Coal Mining
Prior to Aug. 29, 2014, Coal Mining owned, and through its contract miners, mined and sold coal to the company’s utility operations and to third parties through its wholly owned subsidiary, Vectren Fuels. On July 1, 2014, the company announced it had reached an agreement to sell Vectren Fuels to Sunrise Coal, LLC (Sunrise Coal), an Indiana-based wholly owned subsidiary of Hallador Energy Company. On Aug. 29, 2014, the transaction closed. Results from Coal Mining for the three months ended March 31, 2014, was a loss of ($1.1) million.

Use of Non-GAAP Measures

This earnings release contains non-GAAP financial measures that exclude the 2014 results related to Coal Mining.

Management uses consolidated net income, consolidated earnings per share, and Nonutility Group net income, excluding results from Coal Mining in 2014, to evaluate its results. Coal Mining results that are excluded from the GAAP measures are inclusive of holding company costs (corporate allocations, interest and taxes) incurred to date. Management believes analyzing underlying and ongoing business trends is aided by the removal of Coal Mining results in the year of disposition and the rationale for using such non-GAAP measures is that, through the disposition of the Coal Mining segment, the company has now exited the coal mining business. Management believes this presentation provides the best representation of the overall results of the ongoing operations.

A material limitation associated with the use of these measures is that the measures that exclude Coal Mining results do not include all costs recognized in accordance with GAAP. Management compensates for this limitation by prominently displaying a reconciliation of these non-GAAP performance measures to their closest GAAP performance measures. This display also provides financial statement users the option of analyzing results as management does or by analyzing GAAP results.

The following table reconciles consolidated net income, consolidated basic EPS, and Nonutility Group net income to those results excluding Coal Mining results in 2014.

	Three Months Ended March 31, 2014
(in Millions, except EPS)	GAAP Measure	Exclude Coal Mining Results	Non-GAAP Measure
Consolidated
Net Income (Loss)	$51.2	$(1.1)	$52.3
Basic EPS	$0.62	$(0.01)	$0.63
Nonutility Group Net Income (Loss)	$(9.7)	$(1.1)	$(8.6)

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on May 7, 2015
Vectren’s financial analyst call will be at 2 p.m. (EST), May 7, 2015, at which time management will discuss first quarter financial results and 2015 earnings guidance. To participate in the call, analysts are asked to dial 1-866-821-5457 10 minutes prior to the start time and refer to the “Vectren Corporation 2015 First Quarter Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation at www.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through infrastructure services and energy services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements.  In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

•
Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

•
Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, cyber attacks, or other similar occurrences could adversely affect Vectren’s facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

•	Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, and the frequency and timing of rate increases.

•
Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations.

•
Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; impacts on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility real estate and other legacy investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

•
Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

•
The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s infrastructure services, energy services, and remaining ProLiance Holdings, LLC assets.

•
Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

•
Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

•
Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

•
Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

•
Changes in or additions to federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pipeline safety regulations, environmental laws, including laws governing greenhouse gases, mandates of sources of renewable energy, and other regulations.

The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

-end-